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Exhibit 16

April 11, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

     We have read the statements made by General Growth Properties, Inc. (copy attached) which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated March 29, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,


/s/ PricewaterhouseCoopers LLP